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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2007

KELLY SERVICES, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-1088	38-1510762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084
(Address of principal executive offices)
(Zip Code)

(248) 362-4444
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

Kelly Services, Inc. (the “Company”) today posted quarterly information for the 2006 and 2005 fiscal years and annual information for the 2002-2006 fiscal years on the Investor Relations page of the Company’s website.

The information has been revised to reflect the realignment of the Company’s operations into four reporting segments – Americas Commercial, Americas Professional, Technical and Staffing Alternatives (PTSA), International Commercial and International PTSA. The Americas include the U.S. operations, as well as Canada, Mexico and Puerto Rico, which were previously included in International. Additionally, corporate expenses that directly support the operating units have been allocated to the four segments. The Company also sold its Kelly Home Care business during the first quarter of 2007, which is now classified as a discontinued operation. The website may be accessed at www.kellyservices.com.

Copies of the schedules are attached as exhibits 99.1 through 99.5 herein.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

      99.1    2006 Quarterly Results of Operations

      99.2    2005 Quarterly Results of Operations

      99.3    2006 Results of Operations by Segment

      99.4    2005 Results of Operations by Segment

      99.5    2002-2006 Results of Operations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: April 24, 2007

/s/ William K. Gerber
William K. Gerber

Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

Date: April 24, 2007

/s/ Michael E. Debs
Michael E. Debs

Senior Vice President and Corporate Controller
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	2006 Quarterly Results of Operations

99.2	2005 Quarterly Results of Operations

99.3	2006 Results of Operations by Segment

99.4	2005 Results of Operations by Segment

99.5	2002-2006 Results of Operations